UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

September 30, 2005
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

›☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

›☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

›☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

›☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 30, 2005, Acura Pharmaceuticals, Inc. (the “Company”) issued 225,689 shares of its Common Stock, $.01 par value per share (the “Common Stock”) to the holders (the “Noteholders”) of a certain Secured Promissory Note (the “Note”) in the principal amount of $5 million, dated as of December 20, 2002. The issuance of Common Stock represents an in-kind payment of accrued and unpaid interest on the Note for the quarter ended September 30, 2005.

The Company issued the Common Stock in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933. At the time of acquisition of the Note, the Noteholders represented to the Company that each of such Noteholders was an accredited investor as defined in Rule 501(a) of the Securities Act of 1933 and that the Note and any securities issued pursuant thereto were being acquired for investment purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

Date: October 3, 2005	By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer